Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$557,390
Unrealized Gain (Loss) on Market Value of Futures	164,501
Dividend Income	86
Interest Income	101
Total Income (Loss)	$722,078

Expenses
General Partner Management Fees	$3,452
SEC & FINRA Registration Expense	620
Brokerage Commissions	352
NYMEX License Fee	86
Prepaid Insurance Expense	60
Non-interested Directors' Fees and Expenses	59
Other Expenses	7,377
Total Expenses	12,006
Expense Waiver	(6,514)
Net Expenses	$5,492
Net Income (Loss)	$716,586

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/12	$6,370,318
Net Income (Loss)	716,586

Net Asset Value End of Month	$7,086,904
Net Asset Value Per Unit (200,000 Units)	$35.43

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund , LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612